UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 10, 2023 1:00 p.m. Central Time Squire Creek Country Club 289 Squire Creek Parkway Choudrant, Louisiana 71227 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 10, 2023. Notice is hereby given that the 2023 Annual Meeting of Stockholders of Origin Bancorp, Inc. will be held on Wednesday, May 10, 2023 at 1:00 p.m. Central Time. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Proxy Card, and Annual Report are available at www.obnkannualmeeting.com . If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you. Please make your request for a paper or email copy as instructed on the reverse side of this notice on or before April 28, 2023 to facilitate timely delivery. Matters intended to be acted upon at the 2023 Annual Meeting are listed below. The Board of Directors recommends that you vote FOR proposals 1, 2 and 3. 1. Elect fifteen directors to serve until the annual meeting of stockholders for the year in which his or her term expires and until their successors are elected and qualified. 2. Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2022 (the “Say-on-Pay Proposal”). 3. Ratify the appointment of FORVIS, LLP, formerly BKD, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. THIS IS NOT A FORM FOR VOTING To vote, you must either vote online via the Internet or via telephone by visiting www.proxypush.com/obnk, accessing and viewing the proxy materials, and following the instructions contained on the website. Please have this notice available. Scan code to the right for mobile voting. You may request a full set of proxy materials, which includes a proxy card you can return via mail (see instructions on the reverse side of this notice). If you wish to vote at the Annual Meeting, bring this notice and identification with you. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

To request paper copies of, or an email with links to electronic versions of, the proxy materials, which include the proxy card, notice of Annual Meeting, proxy statement and annual report, for the Annual Meeting or future annual meetings, please contact us on or before April 28, 2023 to facilitate a timely delivery via: : Internet/Mobile – Access the Internet and go to www.investorelections.com/obnk .. Follow the instructions to log in and request paper or email copies. (Telephone – Call us toll-free at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and request paper or email copies. * Email – Send us an email at paper@investorelections.com with “OBNK Materials Request” in the subject line. The email must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this notice. • Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. • If you choose email delivery you must include the return email address. • If you would like this election to apply to the delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email. If paper or email copies are not requested in accordance with the procedures set forth on this page, stockholders will not otherwise receive a paper or email copy of the proxy materials. Important Information about the Notice of Proxy Materials This Notice of Internet Availability of Proxy Materials (Notice) is provided to stockholders in place of printed materials for the upcoming Stockholder Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request paper copies of proxy materials via phone, email or Internet.